Exhibit 10.1
LEASE AGREEMENT
THIS LEASE AGREEMENT (sometimes referred to as “Lease”) is made and entered into as of this                     day of December, 2006, between 10600 COLONEL GLENN, LLC, hereafter referred to as “Landlord” and DAC TECHNOLOGIES GROUP INTERNATIONAL, INC, a Florida Corporation, hereafter collectively referred to as “Tenant”:
W I T N E S S E T H:
     1. LEASED PREMISES: In consideration of the rents, terms, provisions, and covenants of this Lease, Landlord hereby leases, lets and demises to Tenant Suite 6200 (referred to as “leased premises” or “premises” and containing approximately 7,447 rentable gross square feet) at Bowman Plaza II located at 12120 Colonel Glenn Road, Little Rock, Arkansas 72210 (sometimes referred to as “the building” or “the project”), as outlined on the attached Exhibit “A”, Leased Premises. The statement of square footage contained in this Lease is made for reference purposes only and is not a part of this agreement. Tenant states that it is not relying on any Landlord representations relating to square foot measurements.
     2. TERM: Subject to and upon the conditions set forth below, the term of this Lease shall commence on February 1, 2007, (the “commencement date”) and shall terminate on January 31, 2011. After the immediate occupancy of Tenant’s second premises on Colonel Glenn and Shackleford, if said date is different than previously stated above, Tenant and Landlord agree to establish a new commencement date but such date shall not exceed sixty (60) days after February 1, 2007. The Lease Agreement shall terminate at midnight forty-eight (48) months after the established commencement date. Upon 60 days prior written notice to Landlord, Tenant shall have the option to extend this Lease for one (1) additional period of forty-eight (48) months each.
     3. RENT: (a) Tenant agrees to pay, as monthly rental during the term of this Lease, the sum of Six Thousand Six Hundred Ninety-Six and 09/100, ($6,696.09) per month, along with Tenant’s Share of the Operating Expenses referenced in subparagraph 3(g), which amount shall be payable to Landlord at the address shown below on the first day of each month without abatement, deduction or setoff. One monthly installment of rent shall be due and payable on the date of execution of this Lease by Tenant for the first month’s rent and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the commencement date during the demised term; provided, that if the commencement date should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the demised term. Tenant shall pay, as additional rental, all other sums due under this Lease.
     (b) The monthly rental installments provided hereinabove shall be increased annually, effective January 1, 2009, and thereafter on January 1 of each calendar year including any extension options thereafter, by an amount equal to Three percent (3%) of the rental in effect for the immediate preceding year. The monthly rental in any calendar year may be determined as follows: preceding year’s monthly rental multiplied by 1.03 and rounded to the nearest dollar. If the commencement date of the term of this Lease, as above set forth, shall be on a date other than January 1, 2008 the three percent (3%) rental adjustment in the first calendar year following the commencement date shall be prorated by a fraction, the numerator of which is the remaining number of days in the year following the commencement date and the denominator is three hundred sixty-five (365).
     (c) On the date of execution of this Lease by Tenant, there shall be due and payable by Tenant a security deposit (“Security Deposit”) in an amount equal to one monthly rental installment to be held for the performance by Tenant of Tenant’s covenants and obligations under this Lease, it being expressly understood that the deposit shall not be considered an advance payment of rental or a measure of Landlord’s damage in case of default by Tenant. Upon the occurrence of any event of default by Tenant or breach by Tenant of Tenant’s covenants under this Lease, Landlord may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrears of rent and/or any damage, injury, expense or liability caused to Landlord by the event of default or breach of covenant, any remaining balance of the security deposit to be returned by Landlord to Tenant upon termination of this Lease. If Landlord so uses any portion of the Security Deposit, then Tenant will restore the Security Deposit to its original amount within five (5) days after written demand from Landlord. Landlord will not be required to keep the Security Deposit separate from its own funds and Tenant will not be entitled to interest on the Security Deposit.
     (d) If any increase in the property and casualty/public liability insurance premiums paid by Landlord for the building in which Tenant occupies space is caused by Tenant’s use and occupancy of the leased premises, or if Tenant vacates the leased premises and causes an increase in such premiums, then Tenant shall pay as additional rental the amount of such increase to Landlord.
     (e) Other remedies for nonpayment of rent notwithstanding, if the monthly rental payment is not received by Landlord on or before the tenth (10th) day of the month for which rent is due, or if any other payment due Landlord by Tenant is not received by Landlord on or before the tenth (10th) day of the month next following the month in which Tenant was invoiced, Landlord will incur unanticipated costs, the exact amount of which are impractical or extremely difficult to ascertain, and a service charge of ten percent (10%) of such past due amount or ten dollars ($10.00) per day for each day such amount remains past due, whichever is greater, shall become due and payable in addition to such amounts owed under this Lease. Any installment of rent or additional rental as defined herein which is not paid on or before the tenth (10th) day of the month for which rent is due shall also bear interest at the highest rate permitted by law from the due date until paid.
     (f) The term “Operating Expenses” as used in this Lease includes all expenses incurred with respect to the maintenance and operation of the building project of which the leased premises are a part, including, but not limited to, maintenance, repair, replacement costs, sewer, trash, security, landscaping grounds maintenance, termite/pest control, inspections, management fees, wages and fringe benefits payable to employees of Landlord whose duties are connected with the operation and maintenance of the building and/or project, all services, supplies, repairs, replacements or other expenses for maintaining and operating the building and/or project including common area and parking area maintenance. The term “Operating Expenses” also includes all real property taxes, whether assessed or incurred, and installments of special assessments, including special assessments due to deed restrictions and/or owners’ associations, which accrue against the building and/or project of which the leased premises are a part during the term of this Lease as well as all insurance premiums Landlord is required to pay or deems necessary to pay, including public liability insurance and property and casualty insurance, with respect to the building and/or project; and any improvements made to the building and/or project as a result of current or future governmental requirements, including without limitation, Americans with Disabilities Act, lead-based paint requirements, et al. The term “Operating Expenses” shall not include repairs, restoration or other work occasioned by fire, windstorm or other casualty, to the extent of Landlord’s insurance, income and franchise taxes of Landlord, expenses incurred in leasing to or procuring of tenants, leasing commissions, expenses for the renovating of space for new tenants, interest or principal payments on any mortgage or other indebtedness of Landlord, compensation paid to any employee of Landlord above the grade of building superintendent nor any depreciation allowance or expense.
     (g) Tenant agrees to pay Landlord Six and Seventy-Four Hundredths percent (6.74%) of all Operating Expenses as estimated by Landlord for the ensuing period (“Tenant’s Share of the Operating Expenses”). Tenant’s Share of the Operating Expenses for or during the term hereof, as determined by Landlord shall be paid in monthly installments on or before the first day of each calendar month in advance, in an amount estimated by Landlord (the amount of the first such estimate being One Thousand Sixty-One and 19/100 Dollars $1,061.19 per month). Within a reasonable period after the end of the year, Landlord shall furnish Tenant with a written statement in reasonable detail of the actual Operating Expenses and the amount of Tenant’s Share thereof for the preceding calendar year. Within (15) days after receipt of such statement by Tenant, Tenant shall pay to Landlord any deficiency due the Landlord. Any surplus paid by the Tenant shall be credited against the next monthly installment(s) of Tenant’s Share of Operating Expenses.
     For the calendar years in which this Lease commences and terminates, Tenant’s liability for Tenant’s Share of Operating Expenses shall be subject to a pro rata adjustment based upon the number of days of said calendar year during which the term of this Lease is in effect.
     4. SIGNS: Tenant shall have the right to erect one sign in good taste only on the front face of the Tenant’s premises in the building, (or such other location as may be designated by Landlord) subject to all applicable laws, deed restrictions and regulations. Within fifteen (15) days of the commencement date, Tenant shall provide to Landlord a computer-generated sign mock-up prepared by a bona fide sign contractor which clearly indicates all sign specifications, including but not limited to, size, design, color(s), composition of material(s), and method of attachment to the building. Upon Landlord’s written approval of the same, Tenant shall cause such signage to be erected within forty-five (45) days of receipt of such approval by Landlord. The composition and location of such sign shall be: (a) in compliance with all municipal, city, and state codes, (b) installed by a licensed contractor, and (c) subject to prior written approval of Landlord for the purposes of maintaining architectural continuity and quality of design. No signs or other objects shall be erected which are attached to the roof of the building and no signs shall be attached to the building or canopy at right angles suspended by guy wires, but shall be attached flush in a safe and secure manner. All such signs erected shall advertise Tenant’s business only and no revenue producing advertising shall be erected on the leased premises without specific written permission of Landlord. Tenant shall not paint any signs directly on the walls of the building or otherwise deface, damage or overload the building. Tenant shall have the right to place lettering upon the entrance door(s) or upon the plate glass windows contiguous to the entrance door(s) of the leased premises; provided, however, that the lettering shall not exceed six inches in height and shall be subject to the prior approval of Landlord. No other signs (mobile or stationary) shall be displayed on the leased premises without the prior written consent of Landlord. Tenant shall remove all signs at the termination of this Lease at Tenant’s sole risk and expense and shall in a workmanlike manner properly repair any damage and close any holes caused by the removal of Tenant’s signs.
     5. USAGE: Tenant warrants and represents to Landlord that the leased premises shall be used and occupied only for the purposes of general office use and no other purpose. Tenant shall occupy the leased premises, conduct its business and control its agents, employees, invitees and visitors in such a way as is lawful, reputable and will not create any nuisance or otherwise interfere with, annoy or disturb any other tenant in its normal business operations or Landlord in its management of the building. Tenant shall not commit, or suffer to be committed, any waste on the leased premises.
     6. INSURANCE: Tenant shall not permit the leased premises to be used in any way which would, in the opinion of Landlord, be extra hazardous on account of fire or otherwise which would in any way increase or render void the fire insurance on leasehold improvements or contents in the building belonging to other tenants in the building. If at any time during the term of this Lease the State Board of Insurance or other insurance authority disallows any of Landlord’s sprinkler credits or imposes an additional penalty or surcharge in Landlord’s insurance premiums because of Tenant’s original or subsequent placement or use of storage racks or bins, method of storage or nature of Tenant’s inventory or any other act of Tenant, Tenant agrees to pay as additional rental the increase (between fire walls) in Landlord’s insurance premiums. Tenant shall, during the entire term hereof, keep in full force and effect a policy of public liability and property damage insurance with respect to the leased premises, and the business operated by Tenant and any assignees or subtenants of Tenant in the premises in which the limits of public liability for personal and bodily injury shall be not less than $1,000,000 single limit and in which the property damage liability shall be not less than $100,000. The policy shall name both Landlord and Tenant as insureds, and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Landlord thirty (30) days prior written notice. The insurance shall be carried with companies reasonably satisfactory to Landlord and a copy of the policy or a certificate of insurance shall be delivered to Landlord. Tenant acknowledges that it is solely responsible for maintaining insurance on its personal property, fixtures, improvements and alterations, now or hereinafter made to the leased premises or the building.
     7. UTILITY SERVICE: Landlord shall provide the normal utility service connections into the leased premises. Tenant shall pay the cost of all utility services, including, but not limited to, initial connection charges, all charges for gas, water and electricity used on the leased premises, and for all electric light lamps or tubes. However, in a multi-occupancy building, Landlord may provide water to the leased premises, in which case Tenant agrees to pay to Landlord Tenant’s Share of the cost of such water unless Tenant’s usage of the leased premises exceeds normal domestic water consumption, in which event the cost shall be estimated as appropriate for such excess consumption. Tenant shall pay all costs caused by Tenant introducing excessive pollutants or solids other than ordinary human waste into the sanitary sewer system, including permits, fees and charges levied by any governmental subdivision for any such pollutants or solids. Tenant shall be responsible for the installation and maintenance of any dilution tanks, holding tanks, settling tanks, sewer sampling devices, sand traps, grease traps or similar devices as may be required by any governmental subdivision for Tenant’s use of the sanitary sewer system. If the leased premises are in a multi-occupancy building, Tenant shall pay all surcharges levied due to Tenant’s use of sanitary sewer or waste removal services insofar as such surcharges affect Landlord or other tenants in the building. Landlord shall not be required to pay for any utility services, supplies or upkeep in connection with the leased premises. However, in the event the utilities are not separated to the Premises, the Landlord shall pay utility expense and Tenant shall reimburse Landlord for its pro rata share, which is equal to 73.75% of the total 10,097 RSF space. If the downstairs 2,650 RSF space is leased, the pro rate share shall be adjusted accordingly.
     8. RELOCATION: In the event Landlord determines to utilize the leased premises for other purposes during the term of this Lease, Tenant agrees to relocate to other space in the building and/or project designated by Landlord, provided such other space is of equal or larger size than the leased premises. Landlord shall pay all out-of-pocket expenses of any such relocation, including the expenses of moving and reconstruction of all Tenant furnished and Landlord furnished improvements. In the event of such relocation, this Lease shall continue in full force and effect without any change in the terms or other conditions, but with the new location substituted for the old location set forth in paragraph 1 of this Lease.
     9. REPAIRS AND MAINTENANCE: (a) Unless otherwise expressly provided, Landlord shall not be required to make any improvements, replacement or repairs of any kind or character to the leased premises during the term of this Lease except such repairs as are set forth in this subparagraph. Landlord shall maintain only the lawn and other landscaping, exterior painting, the roof, any mechanical equipment which does not exclusively serve the Premises, any utility lines which are concealed or which are not located within and exclusively serve the Premises, HVAC replacement, foundation, parking areas, and the structural soundness of the exterior walls (excluding all windows, window glass, plate glass and all doors) of the building in good repair and condition except for acts of God, other casualties and reasonable wear and tear. Landlord’s cost of maintaining the items set forth in this subparagraph shall be included in Operating Expenses described in Section 3. Tenant shall repair and pay for any damage caused by the negligence or default of Tenant or Tenant’s agents and employees. Tenant shall immediately give written notice to Landlord of the need for repairs, which repairs shall be made by Landlord beginning not more than fifteen (15) days after written notice by Tenant. All requests for repairs or maintenance that are the responsibility of Landlord pursuant to any provision of this Lease must be made in writing to Landlord at the address set forth below.
     (b) Tenant shall, at its own cost and expense, maintain the leased premises in good repair and condition (including all necessary replacements). Tenant shall take good care of all the property and its fixtures. Should Tenant neglect to keep and maintain the leased premises, then Landlord shall have the right, but not the obligation, to have the work done and the cost therefor shall be charged to Tenant as additional rental which shall become payable by Tenant with the payment of the rental next due hereunder.
     (c) Tenant shall not allow any damage to be committed on any portion of the leased premises, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the leased premises to Landlord in good condition as existed at the commencement date or completion date of this Lease, ordinary wear and tear excepted. The cost and expense of any repairs necessary to restore the condition of the leased premises shall be borne by Tenant, and if Landlord undertakes to restore the leased premises it shall have a right of reimbursement against Tenant.
     (d) Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage, interruption of Tenant’s business or inconvenience, and Tenant shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Landlord under this Lease.
     10. COMPLIANCE WITH LAWS, RULES AND REGULATIONS: Tenant, at Tenant’s expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction relating to the use, condition and occupancy of the leased premises. Tenant will comply with the rules of the building and/or project adopted by Landlord which are set forth on Exhibit “B”, Rules and Regulations, attached to this Lease and made a part hereof. Landlord shall have the right at all times to change the rules and regulations of the building or to amend them in any reasonable manner as may be deemed advisable for the safety, care and cleanliness, and for the preservation of good order, of the leased premises. All changes and amendments in the rules and regulations of the building will be sent by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant.
     11. LANDLORD IMPROVEMENTS: If construction or repairs to the leased premises are to be performed by Landlord prior to Tenant’s occupancy, Landlord will, at its expense, commence and/or complete the construction of the improvements constituting the leased premises, including partitions, in accordance with the plans and specifications agreed to by the parties and made a part of this Lease as the attached Exhibit “C”, Landlord Improvements. The plans and specifications shall be approved and signed by the parties prior to the commencement of construction. Any changes or modifications to the approved plans and specifications shall be made and accepted by written change order signed by Landlord and Tenant and shall constitute an amendment to this Lease. Upon completion of the building and other improvements in accordance with the plans and specifications, Tenant agrees to execute and deliver promptly to Landlord a letter accepting delivery of the leased premises. In addition, Landlord shall turn over all mechanical equipment in good working order. Landlord shall deliver and Tenant accepts the condition of the premises in its present “as is” condition as of the commencement date. In such case, Tenant acknowledges that it has been provided access and ample opportunity to inspect the premises and its existing systems and is not relying upon any warranty or representation of the Landlord or its agents regarding the condition, adequacy or suitability of the same.
     12. ALTERATIONS AND IMPROVEMENTS: Tenant shall not make or allow to be made any alterations or physical additions in or to the leased premises without first obtaining the written consent of Landlord. Any alterations, physical additions or improvements to the leased premises made by Tenant shall at once become the property of Landlord and shall be surrendered to Landlord upon the termination of this Lease. Landlord, at its option, may require Tenant to remove any physical additions and/or repair any alterations in order to restore the leased premises to the condition existing at the time Tenant took possession, all costs of removal and/or alterations to be borne by Tenant. This clause shall not apply to moveable equipment or furniture owned by Tenant which may be removed by Tenant at the end of the term of this Lease if Tenant is not then in default and if such equipment and furniture is not then subject to any other rights, liens and interests of Landlord. Tenant further agrees to construct any alterations or physical additions in strict compliance with all applicable laws, rules, regulations, codes, and ordinances now or hereafter in effect, including without limitations, the Americans with Disabilities Act and lead-base paint requirements.
     13. CONDEMNATION: (a) If, during the term (or any extension or renewal) of this Lease, all or a substantial part of the leased premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the leased premises for the purpose for which they are then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority. Tenant shall have no claim to the condemnation award, less and except any separate award made directly to Tenant as compensation for the Tenant’s leasehold interest.
     (b) In the event a portion of the leased premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in subparagraph (a) above, Landlord may, at Landlord’s sole risk and expense, restore and reconstruct the building and other improvements on the leased premises to the extent necessary to make it reasonably tenantable. The rent payable under this Lease during the unexpired portion of the term shall be adjusted to such an extent as may be fair and reasonable under the circumstances. Tenant shall have no claim to the condemnation award, less and except any separate award made directly to Tenant as compensation for the Tenant’s leasehold interest.
     14. FIRE AND CASUALTY: (a) If the leased premises should be totally destroyed by fire or other casualty, or if the leased premises should be so damaged so that rebuilding cannot reasonably be completed within one hundred twenty (120) working days after the date of written notification by Tenant to Landlord of the destruction, this Lease shall terminate and the rent shall be abated for the unexpired portion of the Lease, effective as of the date set forth in the written notification, provided the Landlord’s lender does not elect to apply any proceeds from insurance claims to any indebtedness secured by the Property.
     (b) Provided the Landlord’s lender does not elect to apply any proceeds from insurance claims to any indebtedness secured by the Property, if the leased premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within one hundred twenty (120) working days from the date of written notification by Tenant to Landlord of the destruction, this Lease shall not terminate, but Landlord may at its sole risk and expense proceed with reasonable diligence to rebuild or repair the building or other improvements to substantially the same condition in which they existed prior to the damage. If the leased premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Tenant, its agents, employees, invitees or those for whom Tenant is responsible, the rent payable under this Lease during the period for which the leased premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. In the event that Landlord fails to complete substantially the necessary repairs or rebuilding within one hundred twenty (120) working days from the date of written notification by Tenant to Landlord of the destruction, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights and obligations under this Lease shall cease to exist as of the effective date of such termination.
     15. PROPERTY INSURANCE: Landlord shall at all times during the term of this Lease maintain a policy or policies of insurance with the premiums paid in advance, issued by and binding upon some solvent insurance company, insuring the building against all risk of direct physical loss in an amount equal to ninety percent (90%) of the full replacement cost of the building structure and its improvements as of the date of the loss; provided, that Landlord shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Tenant or which Tenant may have upon or within the leased premises or any fixtures installed by or paid for by Tenant upon or within the leased premises or any additional improvements or alterations which Tenant may construct on the leased premises. The cost of such insurance shall be an Operating Expense described in Section 3.

     16. WAIVER OF SUBROGATION: Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the leased premises, improvements to the building of which the leased premises are a part, or personal property (building contents) within the building, by reason of fire or the elements regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees. Because this paragraph will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease agrees immediately to give to each insurance company which has issued to it policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this paragraph, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this paragraph.
     17. HOLD HARMLESS: Landlord and Landlord’s agents, employees, invitees and assigns shall not be liable to Tenant’s employees, agents, invitees, licensees or visitors, or to any other person, for any injury to person or damage to property on or about the leased premises, caused by any other tenant of Landlord, caused by the building and improvements located on the leased premises, or by any other reason whatsoever, less and except any such injury or damage caused by Landlord’s gross negligence or willful misconduct, or that of Landlord’s employees or agents. Tenant agrees to indemnify and hold harmless Landlord of and from any loss, damage, claim, attorney’s fees, expenses or claims arising out of any such damage or injury.
     18. QUIET ENJOYMENT: Landlord warrants that it has full right to execute and to perform this Lease and to grant the estate demised and that Tenant, upon payment of the required rents and performing the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the leased premises during the full term of this Lease as well as any extension or renewal thereof. Landlord shall not be responsible for the acts or omissions of any other Tenant or third party that may interfere with Tenant’s use and enjoyment of the leased premises, nor shall Landlord have any responsibility for the personal security of any persons on or about the premises, the building and/or project.
     19. LANDLORD’S RIGHT OF ENTRY: Landlord shall have the right, at all reasonable hours, or as otherwise agreed in advance by the parties, to enter the leased premises for the following reasons: inspection; cleaning or making repairs; making alterations or additions as Landlord may deem necessary or desirable; determining Tenant’s use of the leased premises, or determining if an act of default under this Lease has occurred.
     20. ASSIGNMENT OR SUBLEASE: Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations in the building and property that are the subject of this Lease. Without Landlord’s prior written consent, which shall not be unreasonably withheld or delayed, Tenant will neither assign this Lease in whole or in part nor sublease all or part of the Premises. If Tenant requests Landlord to consent to a specific assignment or sublease, Tenant will give Landlord (i) the name and address of the proposed assignee or subtenant; (ii) a copy of the proposed assignment or sublease; (iii) reasonably satisfactory information about the nature, business and business history of the assignee or subtenant and its proposed use of the Premises; and (iv) banking, financial or other credit information, and references, about the proposed assignee or subtenant sufficient to enable the Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. Landlord’s consent to an assignment or sublease will not be effective until: a fully executed copy of the instrument of assignment or sublease has been delivered to the Landlord; in the case of an assignment, Landlord has received a written instrument in which assignee has assumed and agreed to perform all Tenant’s obligations in this Lease; and a Five Hundred Dollar ($500) transfer fee. Landlord’s consent to an Assignment or Sublease will not release the Tenant from the payment and performance of its obligations in the Lease, but rather, Tenant and its assignee will be jointly and severally primarily liable for such payment and performance.

For purposes of this Lease, the following transactions will also constitute an assignment which shall require the Landlord’s prior written consent:
(a)	Assignment by operation of law;

(b)	An imposition (whether or not consensual) of a lien, mortgage or encumbrance upon Tenant’s interest in this Lease;

(c)	An arrangement (including without limitation management agreements, concessions, and licensees) that allows the use and occupancy of all or part of the Premises by anyone other than Tenant;

(d)	A transfer of voting control of Tenant, if Tenant is a corporation.

(e)	A transfer of more than 33 1/3% of the interest in Tenant, if Tenant is a partnership or a limited liability company.
An assignment or sublease without Landlord’s prior written consent will be void at Landlord’s option. Landlord’s consent to an assignment or sublease will not waive the requirement of its consent to any subsequent assignment or sublease. If Tenant believes that Landlord has unreasonably withheld its consent, Tenant’s sole remedy will be to seek a declaratory judgment that Landlord has unreasonably withheld its consent in order of specific performance or mandatory injunction of Landlord’s agreement to give its consent. Any collection directly by Landlord from the assignee or subtenant shall not be construed to constitute a novation or a release of Tenant from the further performance of its obligations under this Lease. Tenant agrees to reimburse Landlord for Landlord’s reasonable attorneys’ fees and costs incurred in connection with the processing and documentation of any request made pursuant to this paragraph. Notwithstanding the giving by Landlord of its consent to any assignment or sublease with respect to the premises, no such assignee or subTenant may exercise any expansion option, right of first refusal option, or extension option under this Lease except in accordance with a separate written agreement entered into directly between such assignee or sub Tenant and Landlord, and, absent Landlord’s written agreement to the contrary, all option rights of Tenant, and all lease rights of Tenant created pursuant to the exercise of any option rights, with respect to any space so assigned or subleased, shall be extinguished.
     21. LANDLORD’S LIEN: As security for payment of rent, damages and all other payments required to be made by this Lease, Tenant hereby grants to Landlord a lien upon all property of Tenant now or subsequently located upon the leased premises; said lien shall be second in nature to Tenants primary lien with One Bank. If Tenant abandons or vacates any substantial portion of the leased premises or is in default in the payment of any rentals, damages or other payments required to be made by this Lease or is in default of any other provision of this Lease, Landlord may enter upon the leased premises, by picking or changing locks if necessary, and take possession of all or any part of the personal property, and may sell all or any part of the personal property at a public or private sale, in one or successive sales, with or without notice, to the highest bidder for cash, and, on behalf of Tenant, sell and convey all or part of the personal property to the highest bidder, delivering to the highest bidder all of Tenant’s title and interest in the personal property sold to him. The proceeds of the sale of the personal property shall be applied by Landlord toward the reasonable costs and expenses of the sale, including attorney’s fees, and then toward the payment of all sums then due by Tenant to Landlord under the terms of this Lease; any excess remaining shall be paid to Tenant or any other person entitled thereto by law.
     22. UNIFORM COMMERCIAL CODE: This Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of the state in which the leased premises are situated and, Landlord, in addition to the rights prescribed in this Lease, shall have all of the rights, titles, liens and interests in and to Tenant’s property now or hereafter located upon the leased premises which are granted a secured party, as that term is defined, under the Uniform Commercial Code to secure the payment to Landlord of the various amounts provided in this Lease. Tenant will on request execute and deliver to Landlord a financing statement for the purpose of perfecting Landlord’s security interest under this Lease or Landlord may file this Lease or a copy thereof as a financing statement.

     23. DEFAULT BY TENANT: The following shall be deemed to be events of default by Tenant under this Lease:
(a)	Tenant shall fail to pay when due any installment of rent or any other payment required pursuant to this Lease;

(b)	Tenant shall abandon any substantial portion of the leased premises;

(c)	Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, and the failure is not cured within thirty (30) days after written notice to Tenant;

(d)	Tenant shall file a petition or be adjudged bankrupt or insolvent under the federal Bankruptcy Code, as amended, or any similar law or statute of the United States or any state; or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant; or Tenant shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; or

(e)	Tenant shall do or permit to be done any act which results in a lien being filed against the leased premises or the building and/or project of which the leased premises are a part.
     24. REMEDIES FOR TENANT’S DEFAULT: Upon the occurrence of any event of default set forth in this Lease in addition to any other remedy available law, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand:
     (a) Terminate this Lease, in which event Tenant shall immediately surrender the leased premises to Landlord, and if Tenant fails to surrender the leased premises, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the leased premises, by picking or changing locks if necessary, and lock out, expel, or remove Tenant and any other person who may be occupying all or any part of the leased premises without being liable for prosecution of any claim for damages. Tenant agrees to pay on demand the amount of loss and damage which Landlord may suffer by reason of the termination of the Lease under this subparagraph, whether through inability in reletting the leased premises on satisfactory terms or otherwise.
     (b) Enter upon and take possession of the leased premises, by picking or changing locks if necessary, and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the leased premises without being liable for any claim for damages, and relet the leased premises on behalf of Tenant and receive directly the rent by reason of the reletting. Tenant agrees to pay Landlord on demand any deficiency that may arise by reason of any reletting of the leased premises; further, Tenant agrees to reimburse Landlord for any expenditures made by it for remodeling or repairing in order to relet the leased premises and the costs incurred in reletting the same.
     (c) Enter upon the leased premises, by picking or changing locks if necessary, without being liable for prosecution of any claim for damages, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant’s obligations under this Lease; further, Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from effecting compliance with Tenant’s obligations under this subparagraph caused by the negligence of Landlord or otherwise.
     (d) In addition to any of the remedies available in this Lease, Tenant shall be liable for and shall pay immediately upon demand, any unamortized leasing fee paid by Landlord to any broker in connection with this Lease and any unamortized Tenant buildout performed by Landlord.
     25. WAIVER OF DEFAULT OR REMEDY: Failure of Landlord to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in paragraph 24 above shall not preclude pursuit of any one or more of the other remedies provided elsewhere in this Lease or provided by law or equity, nor shall pursuit of any remedy provided constitute forfeiture or waiver of any rent or damages accruing to Landlord by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by Landlord to enforce one or more of the remedies provided upon an event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.
     26. ACTS OF GOD: Landlord shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Tenant, so long as the performance or non-performance of the covenant or obligation is delayed, caused by or prevented by an act of God or force majeure.
     27. ATTORNEY’S FEES: In the event Tenant defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Landlord places in the hands of an attorney the enforcement of all or any part of this Lease, the collection of any rent due or to become due or recovery of the possession of the leased premises, Tenant agrees to pay Landlord reasonable attorney’s fees for the services of the attorney, whether suit is actually filed or not.
     28. HOLDING OVER: In the event of holding over by Tenant after the expiration or termination of this Lease, the hold over shall be as a tenant at will and all of the terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord as rental for the period of such hold over an amount equal to one and one-half (1.5) the rent which would have been payable by Tenant had the hold over period been a part of the original term of this Lease. Tenant agrees to vacate and deliver the leased premises to Landlord upon Tenant’s receipt of notice from Landlord to vacate. The rental payable during the hold over period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without consent by Landlord, shall operate to extend this Lease except as otherwise expressly provided.
     29. SUBORDINATION OF RIGHTS: Tenant accepts this Lease subject and subordinate to any recorded mortgage or deed of trust lien presently existing or hereafter created upon the leased premises or the building. Landlord is hereby irrevocably vested with full power and authority to subordinate Tenant’s interest under this Lease to any mortgage or deed of trust lien hereafter placed on the leased premises, and Tenant agrees upon demand to execute additional instruments subordinating this Lease as Landlord may require. If the interests of Landlord under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any mortgage or deed of trust on the leased premises, Tenant shall be bound to the transferee (sometimes called the “Purchaser”), at the option of the Purchaser, under the terms, covenants and conditions of this Lease for the balance of the term remaining, and any extensions or renewals, with the same force and effect as if the Purchaser were Landlord under this Lease, and, if requested by the Purchaser, Tenant agrees to attorn to the Purchaser, including the mortgagee under any such mortgage if it be the Purchaser, as its Landlord.
     30. ESTOPPEL CERTIFICATES: Tenant agrees to furnish promptly, from time to time, upon request of Landlord or Landlord’s mortgagee, a statement certifying, if applicable, that Tenant is in possession of the leased premises; the leased premises are acceptable; the Lease is in full force and effect; the Lease is unmodified; Tenant claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not prepaid for more than one month and will not be prepaid for more than one month in advance; confirming that the Tenant’s leasehold interest is subordinate to Landlord’s mortgage, there is no existing default by reason of some act or omission by Landlord or Tenant; that no event exists which with the passage of time would constitute an event of default by either party; an agreement to provide Landlord’s lender (or lenders) with at least thirty (30) days prior notice of any default and an opportunity of lender (or lenders) to cure such default and Landlord’s lender’s (or lenders’) consent to any assignment or sublease of all or any portion of the Premises; and such other matters as may be reasonably required by Landlord or Landlord’s mortgagee.
     31. SUCCESSORS: This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Landlord’s interest in the leased premises cease to exist for any reason during the term of this Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect and Tenant hereunder agrees to attorn to the then owner of the leased premises.
     32. RENT TAX: If the jurisdiction where the leased premises are situated shall levy and/or impose rental, privilege, business, sales and use taxes or other similar taxes on the rents and payments due hereunder, Tenant shall pay such payments in addition to all other payments required to be paid to Landlord by Tenant under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent upon which the tax is based as set forth above.
     33. DEFINITIONS: The following definitions apply to the terms set forth below as used in this Lease:
     (a) “Abandon” means the vacating of all or a substantial portion of the leased premises by Tenant, whether or not Tenant is in default of the rental payments due under this Lease.
     (b) An “act of God” or “force majeure” is defined for purposes of this Lease as strikes, lockouts, sit-downs, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire, storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections and any other cause not reasonably within the control of Landlord and which by the exercise of due diligence Landlord is unable, wholly or in part, to prevent or overcome.
     (c) The “commencement date” shall be the date set forth in paragraph 2. The “commencement date” shall constitute the commencement of this Lease for all purposes, whether or not Tenant has actually taken possession.
     (d) “Real property tax” means all school, city, state and county taxes and assessments including special district taxes or assessments.
     (e) “Square feet” or “square foot” as used in this Lease includes the area contained within the space occupied by Tenant together with a common area percentage factor of Tenant’s space proportionate to the total building area.
     34. MISCELLANEOUS: The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such paragraph. If any provision of this Lease shall ever be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Lease, and such other provisions shall continue in full force and effect.
     35. NOTICE: (a) All rent and other payments required to be made by Tenant shall be payable to Landlord at the address set forth below.
     (b) All payments required to be made by Landlord to Tenant shall be payable to Tenant at the address set forth below, or at any other address within the United States as Tenant may specify from time to time by written notice.

     (c) Any notice or document required or permitted to be delivered by this Lease shall be deemed to be delivered (whether or not actually received) two days after being deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set out below:

LANDLORD:	TENANT:
10600 COLONEL GLENN, LLC	DAC TECHNOLOGIES GROUP INT., INC
c/o Colliers Dickson Flake Partners, Inc.	Attn: Mr. David A. Collins, CEO
P.O. Box 3546	4411 North Bay Road
Little Rock, AR 72203-3546	Miami Beach, FL 33140
     36. HAZARDOUS MATERIALS: Tenant shall not cause or permit any hazardous material (defined as any hazardous or toxic substance, material or waste, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, or such substances, materials and wastes that are or become regulated under any applicable local, state or federal law) to be brought upon, kept or used in or about the premises or building by Tenant, its agents, employees, contractors or invitees. Tenant shall indemnify and hold Landlord harmless from any loss, damage, claim, fine or other expense (including attorney’s fees and expenses) incurred as a result of Tenant’s breach of the covenants and restrictions contained in this paragraph.
     37. BROKER: Landlord and Tenant hereby acknowledge and agree that Colliers Dickson Flake Partners, Inc., Little Rock, Arkansas, and all its associates represent the Landlord and only the Landlord in negotiating this Lease. Landlord and Tenant acknowledge that such representation was disclosed upon initial contact. The Landlord shall be responsible for all brokerage fees and shall indemnify Tenant against any claims for such. Landlord agrees to pay Colliers Dickson Flake Partners, Inc. a fee equal to Five percent (5%) of the gross aggregate rent for the primary term of this Lease upon commencement of the primary term.
     38. ENTIRE AGREEMENT AND LIMITATION OF WARRANTIES: It is expressly agreed by Tenant, as a material consideration for the execution of this Lease, that this Lease, with the specific references to written extrinsic documents, is the entire agreement of the parties; that there are, and were, no verbal representations, warranties, understandings, stipulations, agreements or promises pertaining to this Lease or the expressly mentioned written extrinsic documents not incorporated in writing in this Lease. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitabiliry, fitness for a particular purpose or of any other kind arising out of this Lease and there are no warranties which extend beyond those expressly set forth in this Lease. It is likewise agreed that this Lease may not be altered, waived, amended or extended except by an instrument in writing signed by both Landlord and Tenant.
     39. TENANT RECOURSE: Tenant’s sole recourse against Landlord and any successor to the interest of Landlord in the leased premises is to the interest of Landlord, and any successor, in the leased premises and the building of which the leased premises is a part. Tenant will not have any right to satisfy any judgment it may have against Landlord, or any successor, or from any other assets of Landlord, or any successor. This paragraph the terms “landlord” and “successor” include the shareholders, members, managers, officers, directors, venturers, or partners of Landlord and successor, and the agents, officers, directors, venturers, partners or employees of the Landlord and its successor. The provisions of this paragraph are not intended to limit Tenant’s right to seek injunctive relief or specific performance, or Tenant’s right to claim in the proceeds of insurance, if any, specifically maintained by the Landlord for the Tenant’s benefit.
     40. SALE OF PREMISES: If Landlord or any subsequent owner of the leased premises sells the leased premises, its liability for the performance of its agreements in this Lease will end on the date of the sale of the leased premises, and Tenant will look solely to the purchaser for the performance of these agreements. For the purposes of this paragraph, any holder of a mortgage or deed of trust that affects the leased premises at any time, and any landlord in any lease to which this Lease is subordinate at any time, will be a subsequent owner of the leased premises. The Tenant will attorn to any subsequent owners of the leased premises. The provisions of this paragraph are made in addition to, and not in lieu of, all of the provisions contained herein, specifically including paragraph 39.
     41. MEMORANDUM OF LEASE: This Lease shall not be recorded by either party, but at the request of either Landlord or Tenant, the other party will sign a short form Memorandum of Lease to evidence that such Lease is in existence.
     42. OPTION TO RENEW: Provided the lease is in full force and effect, Tenant is not in default of any terms or conditions of the Lease Agreement and is operating its business in the premises, Landlord grants one (1) four (4) year option to extend the Lease, upon the same terms and conditions as contained in the primary lease, including the annual increase in monthly base rental as defined in Paragraph 3(b) of the Lease.
     Agreed upon by the parties as evidenced by signature below:

LANDLORD: 10600 COLONEL GLENN, LLC		TENANT: DAC TECHNOLOGIES GROUP INTERNATIONAL, INC., a Florida Corporation

By:	/s/ [ILLEGIBLE]	By:	/s/ David A. Collins

David A. Collins

Its:	Manager	Its:	/s/ David A. Collins

C.E.O.

Date:	1-10-07	Date:	Dec 4, 2006